                                                                   Exhibit 10.64



                      PRODUCT SUPPLY AND SERVICE AGREEMENT


     This Product Supply and Service Agreement (hereinafter referred to as the "Agreement") is made and entered into this 10th day of November, 1998, by and between Nova Factor, Inc., a Tennessee corporation (hereinafter referred to as "Supplier") and Childrens Home Care, a California non-profit public benefit corporation (hereinafter referred to as "CHC");

                              W I T N E S S E T H:

     WHEREAS, CHC is engaged in the business of providing certain drugs, therapies and services, to patients who are insured under MediCal, Medicaid, CCS and GHPP (the "Drug Therapy Business"); and

     WHEREAS, CHC desires to obtain from Supplier, and Supplier is willing to provide to CHC, a supply of drug listed on Exhibit A ("Drug") and certain services necessary or desirable in the conduct of CHC's Drug Therapy Business, all upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. GOODS AND SERVICES TO BE PROVIDED BY SUPPLIER. During the term of this Agreement, Supplier agrees to provide, or arrange for the provision of, the following goods and services to CHC:

     A. BILLING, REIMBURSEMENT, COLLECTION AND FINANCIAL COUNSELING SERVICES.

                  (a) SERVICES. Supplier shall provide such billing, reimbursement and collection services as are required by CHC in conducting its Drug Therapy Business, including the preparation, transmitting and monitoring of all bills to patients of CHC's Drug Therapy Business, or third party payors; preparing requests or otherwise assisting patients of CHC's Drug Therapy Business in seeking reimbursement from all third party payors for the services provided to such patients by CHC; and collection of amounts due CHC from patients or third parties. CHC shall establish patient charges for such Drug Therapy Goods and related services. (These services will also be provided for Hematrope patients).

                  (b) CLEARANCE OF PATIENTS. Except as otherwise provided herein, CHC agrees that it will not commit to provide Drug Therapy Goods, or related services, to any patient until such patient is approved by Supplier as eligible for third party reimbursement. CHC shall promptly notify Supplier as to any potential patient and CHC shall obtain such patient data as shall be specified by Supplier. Supplier agrees to promptly contact the third party payor, investigate a potential patient's insurance coverage and financial ability to pay, obtain prior authorization, and notify CHC if the potential patient is approved to purchase Drug Therapy Goods, or related services, from CHC. CHC shall thereafter obtain all documentation necessary to file claims with third party payors and forward same to Supplier. In the case of any potential patient who is not approved, Supplier shall notify CHC of the reasons for such disapproval. Supplier shall have no liability for relying upon information provided by third party payors concerning coverage in the event that such information shall subsequently prove to be incorrect.

                  (c) COLLECTION AND DISBURSEMENT. Supplier shall monitor and coordinate collection of all monies due to CHC from patients and/or third party payors for Drug Therapy Goods and related services. Supplier shall deposit all CHS funds received by it into the bank account designated by CHS. Collections of all accounts are performed by Supplier on behalf of CHC and Supplier shall not be responsible for any failure to collect such accounts. Supplier shall use reasonable efforts to collect said accounts (but not greater than those efforts used in the collection of its own accounts) but Supplier shall not be required to institute suit for collection or incur any extraordinary expenses in attempting to collect these receivables unless such action is approved by and the costs are paid by CHC.

         B. ACCOUNTING AND FINANCIAL REPORTING. Supplier shall provide the following accounting and financial reporting services required by CHC in the conduct of its Drug Therapy Business: schedules of accounts receivable, and cash applications, (after applying cash received to appropriate invoices, applying credits to patient accounts and applying write-offs and adjustments approved by
CHC). CHC shall make available to Supplier such information and documentation as may be needed to enable Supplier to prepare the tax returns and financial reports specified herein.

         C. SALE OF DRUG.

            (a) DRUG. During the term of this Agreement, CHC shall purchase from Supplier and Supplier shall sell and provide to CHC, or arrange for the provision of, such units of Drug, which are required by CHC to meet the needs of its Drug Therapy Business. Said Drug will be sold and provided to CHC when and as requested by CHC for resale by CHC to its patients. Supplier shall only be obligated to provide Drug to, or on behalf of, CHC for resale to patients pursuant to a physician's prescription. Supplier shall provide such Drug as is prescribed by the Physician, (or if not specifically described in the prescription, as determined by CHC), subject to product availability. If Drugs are not available, Supplier shall promptly notify CHC. In the event of Drug unavailability, Supplier shall provide Drugs to CHC on a "most favored nations" basis and CHC shall be free to purchase any shortfall of Drugs elsewhere. "Most favored Nations" basis shall mean that Supplier shall provide Drugs to CHC on the same basis that it provides Drugs to any other entity with which it has a management contract, but shall not require Supplier to treat CHC the same as Supplier's direct patients.

                  (b) HANDLING AND LABELING. Supplier agrees that all Drug provided by Supplier hereunder shall be labeled in accordance with applicable federal, state and local law and that said Drug shall be stored, shipped and handled by Supplier in accordance with recognized professional standards for handling and storage of such products and in accordance with Supplier policies and procedures to the extent that same do not contradict the requirements of federal, state and local law. As part of preparing drug for shipment from Supplier's facility, Supplier shall pack the goods in cartons or other suitable packaging with such ice, cooling packs, insulation, or other packing materials as necessary.

                  (c) DELIVERY. All Drug provided by Supplier pursuant to this Agreement, shall be delivered either to (i) CHC's patients on behalf of CHC, or (ii) CHC for delivery to CHC's patients, or (iii) the dispensing pharmacy designated by CHC, whichever shall be designated by CHC. The cost of delivery of all Drugs which are delivered by Supplier to CHC shall be paid by CHC. Title to said Drug shall pass to CHC upon delivery of Drug to CHC. Any Drug shipped to a location other than CHC's pharmacy shall be shipped at CHC's cost with risk of loss in transit being in CHC. A copy of all shipping confirmations shall be forwarded to CHC.

                  (d) DISCLAIMER OF WARRANTY. Supplier makes no warranty as to any Drug sold hereunder to CHC, and ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT BEING LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED BY SUPPLIER. CHC shall, where allowable, be given and shall obtain all rights under, and directly against, the warranty of any manufacturer of Drug which is acquired by Supplier and resold to CHC.

         2. COMPENSATION. In exchange for the services provided by Supplier under Sections 1A through 1C of this Agreement, CHC agrees to pay Supplier in accordance with the prices set out on Exhibit A attached hereto which exhibit may be amended from time to time to reflect changes in those prices which Supplier pays for Product and labor. Said fee shall be determined on a monthly basis by Supplier and Supplier shall at the end of each calendar month during the term of this Agreement submit invoices to CHC setting out the amounts due Supplier for said month. The invoices for Supplier's services shall be due and payable thirty (30) days from the receipt of same by CHC.

         The parties agree that the fees set forth in this Section 2 reflect fair market value for the products and services provided by Supplier.

         3. CHC COSTS. It is agreed and understood that during the term of this Agreement, Supplier shall be responsible for the costs incurred in providing the services which it is obligated to provide. Notwithstanding the preceding provision, CHC shall be responsible for the costs of salaries and fringe benefits for CHC's employees, if any; cost of goods; outside auditor fees; state taxes; principal and interest on CHC loans; depreciation; and payroll taxes for its employees, if any, and the cost of preparing CHC's Federal and State Income tax returns. All such expenses shall be contracted for and in the name of CHC, based solely upon CHC's credit, and Supplier shall not be liable to third party providers for the costs of such goods and services. CHC shall file all sales and use tax returns necessary in the operation of CHC's Drug Therapy Business, and CHC shall remit the amount of said taxes, if any, out of its own funds and Supplier shall not be responsible for paying these taxes.

         4. SALES TAX. With respect to the sale of products supplied by Supplier to CHC or its patients under this Agreement, CHC shall provide Supplier an appropriate state resale certificate, or CHC shall be responsible for remitting to Supplier any state sales or use taxes that may be due relating to such sales.

         5. DISCOUNT. Supplier and CHC acknowledge that CHC is obligated to disclose any discount from Supplier's usual and customary charges reflected in the prices for the products listed on Schedule A and any price reduction made on account of the warranties set forth in this Agreement under all applicable state and federal programs that provide cost or charged-based reimbursement to CHC for the goods and services provided and that this Section and the disclosure contained on any invoice delivered to CHC are intended to constitute notice from Supplier to CHC of such obligation.

         6. SUBCONTRACTING. The parties to this Agreement recognize that Supplier may provide to CHC certain of the goods and services which it is obligated to provide under this Agreement by means of subcontracts with third parties. Supplier shall notify CHC of all subcontracting arrangements, and shall obtain CHC's approval, which approval shall not be unreasonably withheld or delayed.

         7. INDEMNITY AND INSURANCE. Supplier and CHC hereby agree that:

            (i) Supplier shall assume responsibility for and shall indemnify and hold CHC harmless, and defend CHC, from all losses (including claims for injuries to employees of Supplier or of CHC), expenses, attorneys' fees, damages, claims and judgments resulting from the negligent acts or omissions or wrongful acts of Supplier, its agents or employees;

            (ii) CHC shall assume responsibility for and shall indemnify and hold Supplier harmless, and defend Supplier, from all losses (including claims for injuries to employees of Supplier or of CHC), expenses, attorneys' fees, damages, claims and judgments resulting from the negligent acts or omissions or wrongful acts of CHC, its agents or employees.

         The party seeking indemnification pursuant to this Section shall notify the other party in writing by registered mail of the assertion of any claim, or the commencement of any suit, action or proceeding by any party in respect of which indemnity may be sought under this agreement within thirty (30) days of the party's actual knowledge of such assertion or commencement. Failure to notify the other party will not result in the waiver of indemnity rights with respect to such claim, suit, action or proceeding, unless such failure shall prejudice the rights of the other party. The parties shall cooperate with each other in the defense and settlement of any such claim, suit, action or proceeding.

         The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the termination of this Agreement whether by expiration of time, by operation of law or otherwise.

         During the term of this Agreement, Supplier will at its sole cost and expense, maintain general public liability, products liability and property damage insurance with limits of not less than $1,000,000.00 per incident; and $3,000,000.00 per annum aggregate. All policies insuring against liability for bodily injury or death or damage to property shall include coverage for malpractice if such exposure exists and shall insure Supplier against the matters covered by Supplier's contractual duty to indemnify CHC set out hereinabove.

         Supplier will provide CHC with certificates evidencing the insurance required hereunder, and all such policies shall provide that notice of cancellation or termination thereof shall be provided in advance to CHC. In the event of cancellation or termination of the coverage described herein, Supplier shall immediately obtain substitute or replacement coverage.

         8. TERM. This Agreement shall be for a term of EIGHT years from the date of execution ("Initial Term"), unless otherwise terminated in accordance with this section. This Agreement shall thereafter be automatically renewed for additional 12 month periods ("Renewal Term"), unless otherwise terminated in accordance with the provisions herein. The parties hereto expressly agree that they have intentionally negotiated a ten year term which cannot be terminated except as set forth herein and the parties acknowledge that Supplier would be severely damaged if CHC were to breach the terms of this Agreement. This Agreement shall automatically terminate upon (i) CHC transferring its Drug Therapy Business to Childrens Home Service, or (ii) the mutual agreement of the parties. If CHC shall breach the terms of this Agreement, and if said breach is not cured within 14 business days following the giving of notice by Supplier, CHC agrees that it will pay to Supplier as liquidated damages the sum of $190,000.00, or if (i) CHC shall be financially unable to pay that amount, or
(ii) a Court shall determine that the above provision providing for liquidated damages is unenforceable, CHC shall transfer to Supplier for the sum of $10.00 all of CHC's interest in the partnership known as Childrens Home Services ("CHS"), free and clear of all liens and encumbrances, and CHC shall be subject to all of the restrictions set out in the Restrictive Agreement of even date to which it and Supplier are parties. If CHS does not exist at the time that CHC is obligated to sell its interest to NFI, CHC will sell its retail pharmacy and all of the assets, licenses and permits used therein, to Supplier for an amount equal to the fair market value of said Pharmacy as established by an independent third party appraiser selected by Supplier. Either purchase shall be on an all cash basis and shall close within sixty days of Supplier's demand.

         9. FORCE MAJEURE. The obligations of Supplier hereunder shall be excused during any period of delay caused by matters such as strikes, acts of God, shortages of raw materials or power, governmental action or compliance with governmental requirements, whether voluntary or pursuant to order, or any other matter which is beyond the reasonable efforts of Supplier to control.

         10. INDEPENDENT CONTRACTOR. It is agreed that Supplier shall be an independent contractor, and not an employee or agent, of CHC. Supplier shall have sole control and discretion in the manner of performing its obligations under this Agreement and CHC shall not be responsible for the acts of Supplier while Supplier is performing services under this Agreement. Supplier is solely responsible for its employees' salaries, federal and state income withholding, social security tax withholding, workmen's compensation benefits and fringe benefits.

         11. SEVERABILITY. If any one or more of the provisions of this Agreement shall for any reason be held illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement and this Agreement shall be enforced as if such illegal or invalid provision had not been contained herein.

         12. CONFIDENTIALITY. Each party has developed or may during the term hereof develop certain formulae, products, methods of doing business, customer lists and other proprietary information which that party deems to be confidential and a trade secret. In the course of fulfilling their respective obligations hereunder, some of these formulae, products, methods and other proprietary information will become known to the other party hereto. It is contemplated that each employee or agent of the parties who will be exposed to such confidential information will be required to execute a confidentiality agreement with each party hereto. Each party also agrees that it will not duplicate, make use of, or disclose, in any manner whatsoever, any information which is deemed to be confidential by the other party, either during or after the term of this Agreement, without the express prior written consent of the other party hereto.

         In the event that any information deemed to be confidential by a party is provided to the other party or its employees or agents in writing, the party providing same shall mark the writing as "confidential." In the event that such information is provided in non-written form such as orally, by audiotape, videotape or computer software or disc, the party claiming such information to be confidential shall furnish to the other party a written list containing a brief description of such item and designating such item as confidential. Upon termination of this Agreement, all copies of any information hereunder deemed, or designated by a party as, confidential shall be returned to the party who supplied the information, or who designated same as confidential. Notwithstanding the preceding provision, the following types of information provided by a party shall always be deemed confidential, whether or not so designated: patient records; prescription files; costs of goods and supplies; and financial records of the party.

         It is recognized and acknowledged that damages caused by a party's breach of this Section would be difficult to ascertain and would not adequately compensate the other party for its losses. Therefore, both parties agree that the party claiming a breach of this Section shall be entitled to injunctive relief to restrain the commission or continued commission of said breach by seeking such relief from a court of competent jurisdiction.

         Notwithstanding the preceding paragraphs, this restriction shall not apply (i) to any information which is not deemed confidential hereunder, or which has not been designated as confidential in the manner specified herein,
(ii) to any information which was known to a party prior to its disclosure by the other party, (iii) to any information which is or becomes public knowledge through no failure of a party bound by this Agreement, (iv) to any information which is independently developed by a party hereto, (v) to any information reasonably required by healthcare providers involved in a particular patient's care, (vi) to the extent that such restrictions conflict with the terms of Partnership Agreement evidencing CHC, or (vii) to information provided to voluntary accreditation agencies government agencies or third party payors as required by law or consented to by the affected party.

         This provision shall not negate or in any way affect any other similar agreement by which any of the parties are bound.

         13. PATIENT REFERRALS. No part of this Agreement shall be construed to induce or encourage the referral of patients. The parties acknowledge that there is no requirement under this Agreement or any other agreement between Supplier and CHC that either party refer any patients to the other or any affiliate. Patients that receive products from CHC purchased pursuant to this Agreement are patients of CHC and not Supplier. No payment made under this Agreement shall be in return for the referral of patients. CHC is free to refer patients to or purchase healthcare goods and services from any source it chooses.

         14. SERVICE TO OTHER BUSINESSES. CHC acknowledges that Supplier offers its services to other businesses and CHC agrees that no provision contained herein shall restrict or prohibit Supplier from providing services to others in addition to CHC as long as the performance of said services does not interfere with the performance of Supplier's obligations hereunder.

         15. CHANGE IN LAW. No party shall make or receive any payment under this Agreement if any judicial decision, legislative action, or regulatory or other administrative interpretation, whether federal or state, would render illegal the conduct of either party under this Agreement. If performance by either party of any term of this Agreement should be deemed illegal for any such reason, the affected party shall have the right to require that the other party renegotiate the terms of this Agreement, such renegotiated terms to become effective not later than fifteen (15) days after receipt of written notice of such request for renegotiations. If the parties fail to reach an agreement satisfactory to both parties within fifteen (15) days after the receipt of the request for renegotiations, either party may terminate this Agreement upon fifteen (15) days' prior written notice to the other party, or sooner if required by law. Neither party will make payments under this Agreement which would be prohibited by law.

         16. LEGAL COMPLIANCE. It is the intent of the parties to establish a business relationship which complies with the requirement of the "safe harbor" regulations regarding price discounts set forth in 42 CFR Section 1001.952(h) and which also complies with the requirements of the Medicare and Medicaid anti-kickback statute (set for the at 42 U.S.C. 1320 a-7b (b)) and the parties believe that this Agreement satisfies those requirements.

         17. RECORDS. To the extent required by Section 1861(b)(1)(I) of the Social Security Act, Supplier shall, upon proper request, allow the United States Department of Health and Human Services, the Comptroller General of the United States and their duly authorized representatives, access to this Agreement and to all books, documents and records necessary to verify the nature and extent of the costs of the services provided by Supplier under this Agreement at any time during the term of this Agreement and for an additional period of four (4) years following the last date services are furnished under this Agreement.

         18. NONASSIGNABILITY. The rights, duties and responsibilities of the parties hereto are personal in nature and, except as stated herein, shall not be assigned without the express written consent of the other party.

         19. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Tennessee and the laws of the State of Tennessee shall govern the rights, duties, liabilities and responsibilities created hereunder.

         20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one instrument. Facsimile signatures shall have the same effect as originals.

         21. EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors, administrators, trustees and assigns.

         22. MODIFICATION. This Agreement may be changed or modified only with the written consent of both parties.

         23. NOTICES. All notices, demands, requests, consents, reports, approvals, or other communications which may be or are required to be given, served, or sent pursuant to this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, addressed as set out below. Each party may designate by notice in writing a new address to which any notice, demand, request, consent, report, approval or communication may thereafter be so given, served or sent. Each notice, demand, request, consent, report, approval or communication which shall be mailed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         24. WAIVERS. A waiver of the breach of any provision of this Agreement shall not be deemed a waiver of any other breach of the same or any other provision hereof.

         25. SECURITY INTEREST. As security for payment CHC shall grant Supplier a continuing security interest in all of CHC's accounts receivable for the resale of Drugs, together with all documents, instruments, account cards, computer tapes and disks, printouts and books and records relating to the accounts receivable. For this purpose, CHC and Supplier will enter into a Security Agreement substantially in the form set forth on Exhibit B attached hereto.

         26. HEADINGS. All headings used herein are for ease of reference only and shall in no way be construed as interpreting, decreasing or enlarging the provisions of this Agreement.

         IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                  CHILDRENS HOME CARE, a general partnership

                                  By: /s/ TJ McNulty
                                      --------------------------------------

                                  Title: President
                                        ------------------------------------

                                  Address: 65 N. Raymond Avenue.,
                                           Suite 305
                                           Pasadena, CA 91103
                                          ----------------------------------



                                  NOVA FACTOR, INC.

                                  By: /s/ David D. Stevens
                                     ---------------------------------------

                                  Title: Chairman
                                        ------------------------------------

                                  Address: 1620 Century Center Parkway, #109
                                           Memphis, TN 38134
                                          ----------------------------------

                                    Exhibit A

CHILDRENS HOME CARE
GROWTH HORMONE MANAGEMENT FEE PRICE LISTING


Product                            Per 10MG EQUIVALENT

Genentech                  Acq. Cost     Mgmt. Fee     Total
---------                  ---------     ---------     -----
Protropin                  $   *         $   *         $  *
Nutropin                       *             *            *
Nutropin AQ                    *             *            *

Lilly

Humantrope                     *         $   *         $  *

Pharmacia

Genotropin                     *         $   *         $  *

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.